UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2025

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Settlement Agreement

On March 27, 2025 (the “Effective Date”), XTI Aerospace, Inc. (the “Company”) entered into a settlement agreement with 3AM Investments LLC (an entity controlled by Nadir Ali (“Ali”), the Company’s former Chief Executive Officer and a former director of the Company) (“3AM”), Grafiti Group LLC (“Grafiti Group”) and Ali (the “Settlement Agreement”). The terms of the Settlement Agreement include:

Preferred Stock Redemption. As previously disclosed, the Company and 3AM entered into that certain securities purchase agreement dated as of March 12, 2024 (the “Series 9 Purchase Agreement”), pursuant to which 3AM acquired 1,500 shares of the Company’s Series 9 Preferred Stock, of which 1,164.12 shares of Series 9 Preferred Stock were issued and outstanding as of March 27, 2025 (the “Outstanding Preferred Stock”). Pursuant to the Settlement Agreement, on the Effective Date, the Company will deliver the aggregate amount of $1,251,651.26 (the “Series 9 Redemption Amount”) by wire transfer of immediately available funds to an account designated in writing by Ali, for the redemption of the Outstanding Preferred Stock. Following Ali’s receipt of the Series 9 Redemption Amount, Ali will no longer hold any shares of Series 9 Preferred Stock, and shall cooperate with any reasonable request by the Company to execute any document evidencing the transfer of the Outstanding Preferred Stock back to the Company.

Termination of Ali Consulting Agreement. The Settlement Agreement provides that effective as of the Effective Date, that certain Consulting Agreement, dated March 12, 2024 by and between the Company and Ali (the “Ali Consulting Agreement”) is terminated, and in lieu of the $2,775,000 (the “Ali Advisory Fees”) that would be owed to Ali pursuant to the terms of the Ali Consulting Agreement as a result of the termination of such Ali Consulting Agreement prior to the 15 month anniversary of the effective date thereof, the Company agreed (i) that the aggregate amount of $1,000,000 (the “Grafiti Purchase Amount”) required to be delivered by Grafiti Group pursuant to that certain Equity Purchase Agreement, dated February 16, 2024, by and among the Company, Grafiti LLC, and Grafiti Group, as amended (the “Equity Purchase Agreement”), shall be deemed to be satisfied in full and no further amounts shall be payable to the Company by Grafiti Group or any of its affiliated parties pursuant to the Equity Purchase Agreement; (ii) to deliver a cash amount of $60,000 (the “Outstanding Amount”) to Ali by wire transfer of immediately available funds; and (iii) to deliver $1,500,000 (the “Deferred Amount”) by wire transfer of immediately available funds in three equal installments of $500,000 (“Installment Amounts”) each on June 30, 2025, September 30, 2025 and December 30, 2025 (the “Deferred Amount Installment Dates”). Any Installment Amount that is not paid by the applicable due dates will be subject to interest at a rate of 18% per annum. Upon payment of the Outstanding Amount and the Deferred Amount in accordance with the terms of the Settlement Agreement, the Ali Advisory Fees shall be deemed to be satisfied in full and no further amounts shall be payable by the Company to Ali or his affiliated parties pursuant to the Ali Consulting Agreement.

Former Management Payments. Pursuant to the Settlement Agreement, the Company agreed to pay the Former Management Payments (as defined below) on the earlier of (a) the closing date of the Company’s next financing transaction and (b) 30 days following the Effective Date of the Settlement Agreement (the “Former Management Payout Deadline”). If for any reason the Former Management Payments are not paid by the Former Management Payout Deadline, subject to a 10 day cure period, the payment of the Deferred Amount in its entirety shall be accelerated and become immediately due and payable. The “Former Management Payments” comprise (i) an aggregate amount of $803,260.65 (the “Bonus Plan Payment”) that, as of the Effective Date, remains payable to the recipients of bonuses payable pursuant to that certain Transaction Bonus Plan, adopted on July 24, 2023 and as amended (the “Bonus Plan”) together with (ii) an aggregate amount of $303,372.87 (the “Loundermon Advisory Fee”) that, as of the Effective Date, is payable to Wendy Loundermon, the Company’s former Chief Financial Officer and a former director of the Company (“Loundermon”), pursuant to that certain Consulting Agreement, dated March 12, 2024, by and between the Company and Loundermon (the “Loundermon Consulting Agreement”).

Ali Release. As of the Effective Date, Ali, on behalf of himself and his former and current affiliated entities, including 3AM, Grafiti LLC and Grafiti Group (collectively, the “Ali Parties”) agreed to release the Company and each of its former and current subsidiaries, divisions, affiliates, predecessors, successors, assigns, and its and their respective employees, officers, directors, shareholders, members, partners, trustees, joint venturers, attorneys, agents, and representatives (collectively, the “XTI Parties”), from and with respect to any and all claims, demands, causes of action, damages, obligations, liabilities, costs, and expenses of any kind or nature whatsoever (collectively, “Ali Claims”), arising out of any obligations of the Company with respect to the Ali Consulting Agreement, the Series 9 Purchase Agreement and the portion of the Bonus Plan relating to Ali, whether known or unknown, foreseen or unforeseen, that the Ali Parties, or any of them, ever had, now have, or may have against the XTI Parties, or any of them, from the beginning of time through and including the Completion Date (as defined below). As used in the Settlement Agreement, the term “Completion Date” means the date on which the Company has delivered (i) the Series 9 Redemption Amount to Ali by wire transfer of immediately available funds; (ii) the Deferred Amount to Ali by wire transfer of immediately available funds; (iii) the Outstanding Amount to Ali by wire transfer of immediately available funds; (iv) the Former Management Payments to Loundermon and the recipients of the Bonus Plan Payments by wire transfer of immediately available funds.

XTI Release. As of the Effective Date, the XTI Parties agreed to release the Ali Parties from and with respect to any and all claims, demands, causes of action, damages, obligations, liabilities, costs, and expenses of any kind or nature whatsoever (collectively, “XTI Claims”), arising out of any obligations of the Ali Parties with respect to any obligation of the Ali Parties in connection with the payment of the purchase price as set forth in the Equity Purchase Agreement, the Ali Consulting Agreement, the Series 9 Purchase Agreement and the portion of the Bonus Plan relating to Ali, whether known or unknown, foreseen or unforeseen, that the XTI Parties, or any of them, ever had, now have, or may have against the Ali Parties, or any of them, from the beginning of time through and including the Completion Date.

Entire Agreement. The Settlement Agreement provides that it supersedes any prior consents or agreements regarding the allocation of financing proceeds for the payment of any obligations of the Company described in the Settlement Agreement.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement, dated March 27, 2025, by and between XTI Aerospace Inc., 3AM Investments LLC, Grafiti Group LLC, and Nadir Ali.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: March 28, 2025	By:	/s/ Brooke Turk
	Name:	Brooke Turk
	Title:	Chief Financial Officer

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